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                                                            EXHIBIT 10.7

                            SUBORDINATED NOTE

$6,500,000.00                                            October 1, 1994

            FOR VALUE RECEIVED, SPECIAL METALS CORPORATION, a corporation organized under the laws of the State of Delaware ("Company"), hereby promises to pay on demand to the order of SOCIETE INDUSTRIELLE DE MATERIAUX AVANCES, a Societe Anonyme organized under the laws of the Republic of France ("Lender"), the principal sum of SIX MILLION FIVE HUNDRED THOUSAND DOLLARS ($6,500,000.00), together with interest which has accrued through September 30, 1994 in the amount of SIX HUNDRED FIFTYTWO THOUSAND FOUR HUNDRED FORTY-NINE AND 70/100 DOLLARS ($652,449.70).

            Unpaid principal and all accrued and unpaid interest shall bear interest at the rate of five percent (5%) per annum from October 1, 1994. The rate of interest hereunder is subject to adjustment at Lender's option on January 31 of each year upon written notice to the Company but in no event shall it exceed fifteen percent (15%) per annum.

            While the Subordination Agreement (as defined in Section 2 below) is in force and effect, payments of interest shall be limited to interest on the unpaid principal balance at the rate of two and one-half percent (2-1/2%) per annum during 1994 and five percent (5%) per annum thereafter, provided that interest shall continue to accrue on the outstanding principal balance and any accrued and unpaid interest at the rate set forth above. Subject to the limitations set forth above, all payments of interest shall be made on the first day of each January, April, July and October, commencing January 1, 1995, and continuing for so long as the principal balance remains outstanding under this Subordinated Note.

            All payments due under or pursuant to this Subordinated Note shall be made when due at such address as Lender may designate in writing from time to time, in lawful money of the United States of America.

            1. Events of Default. The occurrence of any of the following events shall constitute an event of default under this Subordinated Note:

                  (a) Company fails to make payment of any amounts owing under this Subordinated Note within ten (10) days following the due date thereof;

                  (b) Company (i) defaults in the payment of principal of or interest on any indebtedness or in the payment of any guaranty obligation in an individual principal amount of $250,000.00 or more or an aggregate principal amount

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of $250,000.00 or more beyond the period of grace, if any, provided in the instrument or agreement under which indebtedness or guarantee obligation was created; or (ii) defaults in the observance or performance of any other covenant, agreement or condition relating to any such indebtedness or guarantee obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exists, the effect of which default or other condition is to cause or to permit the Lender of such indebtedness or beneficiary of such guarantee obligation to cause, with the giving of notice or the lapse of time or both, if required, such indebtedness to become due prior to its stated maturity or such guarantee obligation to become payable;

                  (c) One or more judgments or decrees is entered against Company involving in the aggregate a liability (not paid or fully covered by insurance) of $250,000.00 or more and there shall have been a period of thirty
(30) consecutive days during which a stay of enforcement of such judgment or decree, by reason of a pending appeal or otherwise, shall not be in effect or during which such judgments or decrees shall not have been vacated or discharged; or

                  (d) (i) Company commences any case, proceeding or other action
(A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or Company shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Company any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief for any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against Company any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) Company shall take any action in furtherance of, or indicating its consent to, approval of, acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) Company shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

            Without in any way limiting the right of Lender to demand payment of this Subordinated Note at any time (subject to the terms of the Subordination Agreement referred to below), upon the occurrence of one of the events specified in clauses (a), (b) or (c), all amounts due under this Subordinated Note may, at Lender's option, be accelerated and declared payable in full, subject to the terms of the Subordination Agreement referred to below. Upon the occurrence of one of the


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events specified in clause (d), all amounts due under this Subordinated Note shall automatically be accelerated and become payable in full, subject to the terms of the Subordination Agreement referred to below.

            2. Subordination Agreement. This Subordinated Note is subject to the terms and conditions of a certain Amended and Restated Subordination Agreement dated as of December 15, 1994 by and between Lender and Credit Lyonnais New York Branch, as Collateral Agent (the "Subordination Agreement"), provided that the terms of the Subordination Agreement shall (a) accrue exclusively to the benefit of the Collateral Agent and the Senior Bank Creditors (as defined in the Subordination Agreement) and their respective successors and assigns, and no other person or entity shall have or acquire any rights, benefits or remedies by reason of the Subordination Agreement, and (b) automatically terminate upon indefeasible payment in full and satisfaction of all Senior Bank Obligations (as defined in the Subordination Agreement); provided further that the Subordination Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Senior Bank Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Senior Bank Creditor upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or the Lender, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or the Lender or any substantial part of its property, or otherwise, all as though such payments had not been made.

            3. Waiver of Protest. Company hereby waives presentment, protest, demand, notice of dishonor or default, and notice of any kind except as herein required with respect to this Subordinated Note or the performance of its obligations under this Subordinated Note.

            4. Waiver; Amendment. No delay or omission by Lender in enforcing or exercising any right hereunder shall operate as a waiver of such right or of any other right under this Subordinated Note. A waiver on any one occasion shall not be construed as a waiver of any right or remedy on any future occasion. This Note may not be amended except as Lender may consent thereto in writing duly signed for and on its behalf.

            5. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                    SPECIAL METALS CORPORATION


                                    By: /s/ Donald C. Darling
                                        --------------------------------
                                        Donald C. Darling
                                        Vice President - Administration